Exhibit 99.1

Hungary

Fiscal Agency Agreement

FISCAL AGENCY AGREEMENT (the “Agreement”) dated as of September 17, 2013, between Hungary and Citibank, N.A., as fiscal agent (the “Fiscal Agent”), paying agent (the “Agent”) and registrar (the “Registrar”) (each, an “agent”).

1                               Securities Issuable in Series Hungary may issue notes, bonds, debentures and/or other debt securities (each a “Debt Security,” and collectively, the “Debt Securities”) in separate series from time to time (each such series of Debt Securities being hereinafter referred to as a “Series” or the “Securities of a Series”).  The aggregate principal amount of the Debt Securities of all Series which may be authenticated and delivered under this Agreement and which may be outstanding at any time is not limited by this Agreement.  For the avoidance of doubt, as used herein, the terms “Series” and “Securities of a Series” shall mean the Debt Securities evidencing a particular issue of indebtedness by Hungary.

The Securities of a Series may have such letters, numbers or other marks of identification or endorsements not referred to herein placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by an authorized signatory of Hungary (the “Authorized Signatory”), as conclusively evidenced by his execution of such Series.  The Securities of a Series may also have such additional provisions, omission, variations or substitutions as are not inconsistent with the provisions of this Agreement. All Securities of a particular Series shall be otherwise substantially identical except as to denomination as provided herein.

The Securities of a Series will be issued in the form of one or more fully registered global debt securities (the “Global Debt Securities”) substantially in the form of Exhibit I hereto and in denominations specified in the Global Debt Securities, which will be deposited with, or on behalf of, The Depository Trust Company (the “Depository” or “DTC”) and registered in the name of Cede & Co., the Depository’s nominee. Beneficial interests in the Global Debt Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository (“participants”). Investors will hold interests in the Global Debt Securities through the Depository or its participants, including Euroclear Bank S.A./N.V., Brussels Office, as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on the books of the Depository. Except as set forth in Condition 8 of the Securities of a Series, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

So long as the Depository or its nominee is the registered owner of the Global Debt Securities, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities of a Series represented by the Global Debt Securities for all purposes under this Agreement. Except as provided in Condition 8 of the Global Debt Securities, owners of beneficial interests in the Global Debt Securities will not be entitled to have Securities of a Series represented by the Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Securities of a Series in definitive form and will not be considered the owners or holders thereof under this Agreement.

The Global Debt Securities delivered to the Fiscal Agent for authentication on original issuance pursuant to Section 5 hereof shall include the following, to the extent applicable to the Securities of a Series:

(i)                                     Designation.  The designation of the Securities of such Series (which shall distinguish the Securities of such Series from all other Series);

(ii)                                  Aggregate Principal Amount.  Any limit upon the aggregate principal amount of the Securities of such Series which may be authenticated and delivered under this Agreement (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such Series pursuant to the provisions of this Agreement or the Securities of such Series);

(iii)                               Agents.  Designation of the Fiscal Agent, Paying Agent and Registrar;

(iv)                              Registered/Bearer Form.  Whether the Securities of such Series shall be in registered form without interest coupons or in bearer form with or without interest coupons, or both, and the terms upon which Securities of such Series in one form may be exchanged for Securities of such Series in another form, if at all;

(v)                                 Book-Entry.  Whether the definitive Securities of such Series in registered form and/or bearer form shall be represented by one or more definitive Global Debt Securities to be deposited with a depositary, and the terms upon which such definitive Global Debt Securities may be exchanged for Securities of such Series not in global form, if at all;

(vi)                              Payment Dates, etc.  The date or dates on which the principal of (and premium, if any, on) the Securities of such Series is payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom such principal (and premium, if any) is payable;

(vii)                           Interest Rates, etc.  The rate or rates at which the Securities of such Series shall bear interest, if any, or the manner in which such rate or rates will be determined (including any provisions for the increase or decrease of such rate or rates upon the occurrence of specified events), the date or dates from which any such interest shall accrue, the interest payment dates on which such interest shall be payable and the record dates, if any, for the determination of holders of the Securities of such Series to whom any such interest is payable;

(viii)                        Payment Places.  The place or places where the principal of (and premium, if any) and any interest on the Securities of such Series is payable, where any Securities of such Series in registered form may be surrendered for registration of transfer, where Securities of such Series may be surrendered for exchange and where notices and demands to or upon Hungary in respect of the Securities of such Series may be served;

(ix)                              Optional Redemption Features.  The price or prices at which, the period or periods within which the terms and conditions upon which Securities of such Series may be redeemed, whether in whole or in part, at the option of Hungary or otherwise;

(x)                                 Special Redemption Features.  The obligation (which may be fixed or contingent upon events), if any, of Hungary to redeem, purchase or repay Securities of such Series pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the price or prices at which and the period or periods within which (or the manner in which such price or prices or period or periods will be determined) and the terms and conditions upon which Securities of such Series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(xi)                              Denominations.  The denomination or denominations in which Securities of such Series shall be issuable and transferable or exchangeable;

(xii)                           Foreign Currency Features.  The coin or currency or composite currency in which principal of (and premium, if any) and any interest are payable, or the manner in which such coin, currency or composite currency will be determined, and if the principal of (or premium, if any) or interest on the Securities of such Series are to be payable, at the election of Hungary or a holder thereof, in a currency or currencies, including composite currencies, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (or premium, if any) or interest on Securities of such Series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(xiii)                        Index Features.  If the amount of payments of principal of (or premium, if any) or interest on Securities of such Series may be determined by reference to an index, the manner in which such amounts will be determined;

(xiv)                       Legends.  Whether any legends shall be stamped or imprinted on all or a portion of the Securities of such Series, and the terms and conditions upon which any such legends may be removed;

(xv)                          Notice.  The method of publication of notices by Hungary; and

(xvi)                       Other Terms.  Any other terms of the Securities of such Series.

2                               Interest will be payable on each “Interest Payment Date,” as defined in the Global Debt Securities, to holders of record on each “Record Date,” as defined in the Global Debt Securities. Notwithstanding anything to the contrary provided herein, any payment of principal or interest or additional amounts, if any, falling due on a day which is not a business day for the Fiscal Agent will be payable on the next succeeding business day and no interest shall accrue for such intervening period, provided however that if that next succeeding business day falls in the next calendar month, such payment of principal or interest will be payable on the first preceding business day. Except as otherwise provided below, interest will be paid by check mailed to each holder of record on the relevant Record Date at the address of such person as shown on the Debt Security register for a given Series. Any record holder of Securities of a Series, the aggregate principal amount of which equals or exceeds U.S. $1,000,000, may, by written notice to the Fiscal Agent no later than the Record Date therefor, elect to receive, and the Fiscal Agent shall pay, the interest payment in respect of such Debt Securities by wire transfer in same-day funds to a bank account maintained by such holder in the United States. Any record holder of Securities of a Series will receive, and the Fiscal Agent shall pay, the interest payment in respect of such Series by wire transfer in same-day funds to a bank account maintained by such holder in the United States. For the purposes of this Agreement, “Business Day” shall mean a day on which commercial banks and foreign exchange markets are open for business and settle payments both in London and New York.

3                               Appointment as Agent Hungary hereby appoints the Fiscal Agent as its paying agent (“Paying Agent”) and Registrar for the Debt Securities to perform such duties as are hereinafter set forth.

4                               Duties as Paying Agent Hungary hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby agrees, to make payments of the principal of and interest, and additional amounts, if any, on the Global Debt Securities in the manner provided in the Global Debt Securities, to make payments of the principal of and interest, and additional amounts, if any, on the Global Debt Securities in the manner provided in the Global Debt Securities and in accordance with the regular procedures established by the Depository for the Global Debt Securities specified in Exhibit I hereto. If the Securities of a Series are issued in definitive form, Hungary hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby agrees, to make payments on behalf of Hungary in the City and State of New York or London of principal of and interest and additional amounts, if any, on such Securities of a Series in the manner provided in such Securities of a Series. Hungary will ensure that, no later than 10:00 a.m. (New York City time) on the second Business Day prior to each date on which any payment in respect of the Securities of a Series becomes payable by Hungary under this Section, the Fiscal Agent shall receive from the bank paying on behalf of Hungary an irrevocable payment confirmation that such payment will be made to the Fiscal Agent. Hungary shall deposit with the Fiscal Agent at its bank in The City of New York at 10:00 a.m. (New York City time) on the payment date, in the currency specified in the Global Debt Securities, Federal funds sums sufficient for such payments of principal of and interest and additional amounts, if any, on the Securities of a Series. The Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted. However, unless and until the full amount of any such payment has been made to the Fiscal Agent or unless and until the Fiscal Agent is satisfied that such payment will be made, neither it nor the Paying Agent shall be bound to make payments in respect of such Series as aforesaid. If the Agent makes any such payment on behalf of Hungary under this Section 4, Hungary shall be liable on demand by the Agent to pay to the Agent the amount so paid out, together with interest thereon at such a rate as the Agent may certify as the aggregate of 1% per annum and the cost of funding any such payment made by it (as reasonably determined by the Agent). None of Hungary, the Fiscal Agent, the Paying Agent or any paying agent or registrar for the Securities of a Series will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the Global Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Fiscal Agent shall not be liable for any interest on any such monies held by it under this Agreement and any money held by it need not be segregated except as required by law.  Any funds are held as banker and not subject to the client money rules of the United Kingdom’s Financial Conduct Authority.

In the event that any holder of Securities of a Series shall deliver to Hungary written notice of a default and/or an event of acceleration, as provided in such Series, Hungary shall, by telefax or in writing, relay such notice to the Fiscal Agent. Such telefax notice shall be confirmed in writing by Hungary, as promptly as possible, to the Fiscal Agent. In the event that any holder of Securities of a Series shall deliver to the Fiscal Agent notice of a default and/or an event of acceleration, the Fiscal Agent shall relay such notice to Hungary as promptly as possible by telefax and post pursuant to Section 11 hereof.

If Securities of a Series are issued in definitive form, Hungary shall appoint a paying agent in the City and State of New York with respect to such Series.

The Agent shall, at the request of any holder of the Securities of a Series, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule I (Provisions for Meetings of the Holders of the Securities of a Series) hereto (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). The Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to Hungary, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

The Fiscal Agent shall promptly forward to Hungary a copy of any notice or communication addressed to Hungary by any holder of the Securities of a Series which is received by the Fiscal Agent.

With respect to the Securities of a Series in definitive form, upon request by Hungary, as soon as practicable (and in any event within three months) after each Interest Payment Date, the Fiscal Agent shall notify Hungary (on the basis of the information available to it) of the number of any Securities of a Series in definitive form against surrender of which payment has been made and of the number of any Securities of a Series in definitive form which have not yet been surrendered for payment.

The Agent shall also perform any other duties of the Paying Agent specified in the Securities of a Series.  The Securities of a Series shall not be amended to change or increase the duties of the Agent without the Fiscal Agent’s prior written consent, which consent may not be unreasonably withheld.

The Fiscal Agent shall comply with all United States backup withholding tax and information reporting requirements under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder applicable to payments under, or with respect to, the Securities of a Series in definitive form (including the collection of Internal Revenue Service Forms W-8 or W-9 and the filing of Forms 1096 and 1099 with respect to such payments).

5                               Duties as Registrar and Fiscal Agent The Fiscal Agent, as Registrar, shall keep at its office in London a register of the names and addresses of the holders of Securities of a Series and nominal value of the Securities of a Series held by them and in which transfers of such Series shall be registered.

All Debt Securities shall be executed on behalf of Hungary manually or by the facsimile signature of the Authorized Signatory and shall bear the facsimile of the written, printed or stamped name of Hungary thereon imprinted. The Fiscal Agent may rely, in good faith, on Debt Securities bearing the signature of an individual who was at any time the Authorized Signatory which signature shall bind Hungary, notwithstanding that such individual shall have ceased to hold such office prior to the authentication and delivery of such Debt Securities. Hungary will deliver to the Fiscal Agent a certificate of authorization for the Authorized Signatory.

The Fiscal Agent shall authenticate and deliver on original issuance the aggregate principal amount of the Securities of a Series to or upon the order of the Authorized Signatory, registered in the name of Cede & Co. and in the denominations as requested by the relevant underwriters in respect of such Series. Such Securities of a Series shall be dated the date of their authentication by the Fiscal Agent. Thereafter, the Fiscal Agent is authorized from time to time to authenticate and deliver the Debt Securities of such Series upon transfers or exchanges thereof or in exchange for mutilated Debt Securities of such Series or in lieu of destroyed, stolen or lost Debt Securities of such Series.

Transfers of the Securities of a Series shall be effected in compliance with Condition 8 of the Global Debt Security.

In the event that a Global Debt Security is exchanged for certificated Debt Securities in definitive registered form, pursuant to Condition 8 of the Global Debt Security, such Debt Securities may be exchanged or transferred for one another only in accordance with such procedures as may be, from time to time, adopted by Hungary so as to comply with the Securities Act and the rules and regulations promulgated thereunder.

If the Securities of a Series are issued in definitive form Hungary shall appoint a transfer agent in the City and State of New York.

Hungary may from time to time deliver to the Fiscal Agent Securities of a Series in definitive form for cancellation, whereupon the Fiscal Agent shall cancel such Series in definitive form. In addition, Hungary may from time to time procure the delivery to the Fiscal Agent of a Global Debt Security with instructions to cancel a specified aggregate principal amount of Securities of a Series represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream that Securities of a Series having such aggregate principal amount may be cancelled), whereupon the Fiscal Agent shall procure that there is noted on the schedule to such Global Debt Security the aggregate principal amount of Securities of a Series so cancelled and the remaining principal amount of such Global Debt Security (which shall be the previous principal amount thereof less the aggregate principal amount of the Debt Securities so cancelled) and shall procure the signature of such notation on its behalf.

The Fiscal Agent shall also perform any other duties of Registrar specified in the Securities of a Series.

The Securities of a Series shall not be amended to change or increase the duties of the Fiscal Agent as Registrar without such Agent’s prior written consent. Such consent shall not be unreasonably withheld.

6                               Terms of Acceptance of Appointments The Fiscal Agent hereby accepts its appointments as Paying Agent and Registrar under this Agreement upon the further terms and conditions hereinafter set forth:

(a)                              the Agent undertakes to perform only such duties as are specifically set forth in this Agreement or are incorporated into this Agreement by reference to the Securities of a Series;

(b)                              no provisions of this Agreement shall relieve the Agent from liability for its own negligent action or willful default, or its own willful misconduct except that:

(1)               the duties of the Agent shall be limited as provided in paragraph (a) of this Section; and

(2)               in the absence of bad faith on the part of the Agent, the Agent may conclusively rely upon and be protected in acting or refraining from acting upon certificates or opinions conforming to the requirements of this Agreement as to the truth of the statements and the correctness of opinions expressed therein;

(c)                               the Agent may rely in good faith and shall be protected in acting on any instruction, resolution, certificate, opinion, notice, request, order, appraisal, report, information, Debt Security or other paper or document reasonably believed by it to be genuine and to have been signed by the authorized party or parties;

(d)                              the Agent may consult with counsel or other professional advisers selected by it (who may be counsel for Hungary) and an opinion of such counsel or adviser shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such opinion;

(e)                               the Agent, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it was not Paying Agent or Registrar and may engage or be interested in any financial or other transaction with Hungary, and may act on, or as depository, trustee or agent for, any committee or body of holders of Debt Securities or other obligations of Hungary, as freely as if it was not an Agent or such aforementioned person;

(f)                                in acting under this Agreement, the Agent is acting solely as agent of Hungary, does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Debt Securities and does not assume any responsibility for the correctness of the recitals in the Debt Securities, except that (i) all funds held by the Agent as Paying Agent for payment of principal of or interest on the Debt Securities shall be held for the benefit of the holders of Debt Securities entitled thereto subject to the provisions of the following paragraph (g) and (ii) the provisions of Section 6 hereof are for the benefit of the holders of Debt Securities;

(g)                               any moneys deposited with the Fiscal Agent, as Paying Agent, for the payment of the principal of and interest and additional amounts, if any, on any Debt Security remaining unclaimed for two years after such principal of or interest on or additional amounts on such Debt Security shall have become due and payable shall be repaid, and notice of the existence of such funds shall be given to Hungary by the Fiscal Agent, and the holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to Hungary for any payment to which such holder may be entitled;

(h)                              all Debt Securities (i) surrendered to the Fiscal Agent, as Registrar, for exchange or transfer or (ii) paid by the Fiscal Agent, as Paying Agent, shall be canceled by the Fiscal

Agent and kept by the Fiscal Agent in accordance with its customary procedures, and, upon request of Hungary, evidence of such cancellation (and any subsequent destruction) shall be promptly forwarded by the Fiscal Agent to Hungary, and the registered owner thereof shall be stricken from the register of Debt Securities held by the Fiscal Agent;

(i)                                  notwithstanding any other provision of this Agreement to the contrary, under no circumstances shall the Agent be liable to Hungary or any other party to this Agreement for any consequential loss (being loss of business, goodwill or opportunity or profit) even if advised of the possibility of such loss or damage;

(j)                                 whenever in the administration of this Agreement, the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may rely in good faith upon a certificate signed by an Authorized Signatory and delivered to the Agent;

(k)                              the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement and the Securities of a Series, and the Agent shall be liable only for the performance of such duties and obligations as are specifically set forth in this Agreement and the Securities of a Series, and no implied covenants or obligations shall be read into this Agreement and the Securities of a Series with respect to the Agent; and

(l)                                  whenever Hungary gives conflicting, unclear or equivocal instruction to the Agent, the Agent shall give a written notice on such nature of the respective instruction received by it. If Hungary does not provide non-conflicting, clear or unequivocal instruction in the given matter within 8 days following the receipt of such notice from the Agent, the Agent shall be entitled not to act in the given matter.

7                               Resignation and Removal; Appointment of Successor The Agent may resign at any time by giving written notice to Hungary of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which notice is received, unless Hungary shall agree in writing to a shorter period); and Hungary may remove the Agent at any time by giving at least 60 days’ notice pursuant to Section 11 hereof to the Fiscal Agent, specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

(a)                              any resignation or removal of the Agent shall be effective only upon appointment by Hungary of a qualified successor paying agent and registrar and the latter’s acceptance thereof;

(b)                               if the Agent shall resign, be removed or become incapable of acting as Paying Agent or Registrar for any cause, Hungary shall promptly appoint a successor paying agent or registrar;

(c)                                any successor paying agent and registrar appointed by Hungary shall be a reputable financial institution legally qualified to act as such successor and having an established place of business in London, and the City and State of New York;

(d)                              every successor paying agent or registrar appointed hereunder shall execute and deliver to Hungary and to the retiring paying agent or registrar an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the retiring paying agent or registrar shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of the retiring paying agent or registrar. Such retiring paying agent or registrar shall, at the direction of Hungary and upon payment of its compensation and expenses then unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued Debt Security certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor paying agent or registrar under this Agreement;

(e)                               Hungary shall give, or cause to be given, notice of each resignation and each removal of a paying agent or registrar and each appointment of a successor paying agent or registrar by publishing such notice in a daily newspaper of general circulation in London for so long as the Securities of a Series are listed on the London Stock Exchange and the rules of the London Stock Exchange so require. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made;

(f)                                Hungary agrees with the Fiscal Agent that, if on the day falling 30 days before the expiry of any notice given under Section 6, Hungary has not appointed a replacement Agent, then the Agent shall be entitled, on behalf of Hungary, to appoint in its place a reputable financial institution and Hungary shall not unreasonably object to such appointment, and if Hungary objects to such appointment, the Fiscal Agent may petition a court of competent jurisdiction to make such appointment; and

(g)                               Hungary may appoint an agent for the Debt Securities of any Series in addition to or in lieu of the agents for the Debt Securities of any other Series; provided, however, that there shall be not more than one fiscal agent acting as such agent for the Debt Securities of a single Series. Any such separate agent shall comply with Section 7(c) of the Agreement. Any separate agent shall enter into an agreement with Hungary under which such agent shall agree to act on substantially the terms applicable to the Fiscal Agent hereunder.

In the event of any merger or consolidation of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent’s corporate trust business, the corporation resulting from such merger or consolidation, or the transferee in the case of any such sale, shall be the paying agent and registrar hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible under this Agreement.

8                              Sinking Fund and Optional Redemption In the event that the provisions of the Securities of a Series permit Hungary to redeem Securities of such Series at its option, Hungary shall, unless otherwise provided in the text of the Securities of such Series, give written notice to the Fiscal Agent of the principal amount of Securities of such Series to be so redeemed not less than 60 days prior to the optional redemption date and, if earlier, no later than 15 days prior to the date on which notice is required to be given to holders of the Securities of such Series pursuant to the following sentence (or such shorter period as may be acceptable to the Fiscal Agent). All notices of redemption of the Securities of a Series shall be made in the name and at the expense of Hungary and shall be given in accordance with the provisions applicable thereto set forth in the Global Debt Securities. In the event that the provisions set forth in the Securities of a Series permit Hungary to redeem Securities of such Series only upon the occurrence or satisfaction of a condition or conditions precedent thereto, prior to the giving of notice of redemption of the Securities of such Series, Hungary shall deliver to the Fiscal Agent a certificate of the Authorized Signatory stating that Hungary is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that such condition or conditions precedent have occurred or been satisfied. In the event that the provisions of the Securities of a Series permit the holders thereof, at their option, to cause Hungary to redeem such Series, Hungary shall, as contemplated by Section 4 hereof, arrange with the Fiscal Agent (and the Paying Agent for the purpose, if applicable) for the provision of funds sufficient to make payments to such holders in respect of such redemptions, and the Fiscal Agent shall provide to Hungary from time to time reasonably detailed information as to such redemptions.

Whenever less than all the Securities of a Series at any time outstanding are to be redeemed at the option of Hungary, the particular Securities of such Series to be redeemed shall be selected not more than 60 days prior to the redemption date by the Fiscal Agent from the Outstanding Securities of such Series not previously called for redemption, in the case of bearer Securities of such Series, individually by lot (unless all bearer Securities are subject to such redemption) and, in the case of registered Securities of such Series, pro rata or by lot by such usual method as the Fiscal Agent shall deem fair and appropriate, which method may provide for the selection for redemption of portions of the principal amount of registered Securities of such Series the minimum denominations of which, if any, will be specified in the text of the Securities of such Series. Upon any partial redemption of a registered Security of a Series, the Fiscal Agent shall authenticate and deliver in exchange therefor one or more registered Securities of such Series, of any authorized denomination and like tenor as requested by the holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such Security.

9                               Compensation and Indemnification Hungary agrees (1) to pay the Fiscal Agent such fees for its services as Paying Agent and Registrar under this Agreement as have been separately agreed, and to reimburse it upon its request in writing for all costs and expenses properly incurred by the Agent in accordance with any provision of this Agreement, such compensation and the further terms of such reimbursement to be mutually agreed upon from time to time by separate written agreements, and (2) to indemnify the Agent for, and to hold it harmless against any loss, liability or expense incurred by it without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or acting pursuant to this Agreement or the Debt Securities, including the reasonable costs and expenses (including counsel fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Debt Securities. The obligations of Hungary under this Section 9 shall survive payment of all of the Debt Securities for which the Agent is acting in such capacity or the resignation or removal of the Agent or the termination or expiry of this Agreement. None of the provisions contained in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties.

10                        Appointment of Agent for Service Hungary hereby appoints the Economic and Trade Commissioner of Hungary in New York, 223 East 52nd Street, New York, New York 10022, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based on this Agreement or the Debt Securities which may be instituted in any State or Federal court in New York, New York by the holder of a Debt Security of which the Fiscal Agent is acting as fiscal agent hereunder, and Hungary expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any Debt Securities remain outstanding unless and until a successor agent shall have been appointed as Hungary’s Authorized Agent and such successor Authorized Agent shall have accepted such appointment. Hungary will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 10, or at such other address in the Borough of Manhattan, The City of New York, as may be the address of the Authorized Agent at the time of such service, and written notice of such service to Hungary (mailed or delivered to Hungary at the address set forth in Section 11 hereof) shall be deemed, in every respect, effective service of process upon Hungary. Upon receipt of such service of process, the Authorized Agent shall advise Hungary promptly in writing by telefax of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action against Hungary arising out of or based on the Debt Securities may also be instituted by the holder of a Debt Security in any competent court in Hungary. Hungary hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any action arising out of or based on this Agreement or the Debt Securities which may be instituted as provided in this Section in any State or Federal court in New York, New York, or in any competent court in Hungary. Such waiver constitutes only a limited and specific waiver for the purposes of this Agreement and the Debt Securities and under no circumstances shall it be interpreted as a general waiver by Hungary or a waiver with respect to proceedings not arising out of or based on this Agreement or the Debt Securities. Neither such appointment nor such waiver shall be interpreted to include the waiver of any immunity with respect to: (i) actions brought against Hungary under U.S. State or Federal securities laws; (ii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iii) “Consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in Hungary or elsewhere; (v) military property or military assets or property or assets of Hungary related thereto; or (vi) any non-transferable national assets and national assets with priority importance as defined in or in accordance with applicable Hungarian laws.

11                        Notices

Any notice given pursuant to any of the provisions of this Agreement shall be made in the English language or shall be accompanied by a certified English translation and shall be delivered:

(a)                              to Hungary at:

Government Debt Management Agency Pte Ltd.

Csalogány u. 9-11H

H-1027 Budapest

Hungary

Attention: Mr. László Búzás

Telephone: +36-1-488-9420

Telecopier: +36-1-488-9425

(b)                              to the Fiscal Agent at the address specified in the Securities of a Series, or at such other address as may be specified in writing to the other party.

12                       Governing Law and Counterparts

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State (other than Section 5-1401 of the General Obligation Law of the State of New York), except with respect to its authorization and execution by Hungary, which shall be governed by the laws of Hungary. This Agreement may be executed in any number of counterparts each of which will be considered to be an original.

13                        Amendments

This Agreement may be amended by written agreement of the parties hereto, without the consent of the registered holders of the Debt Securities, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as such parties may deem necessary or desirable and that shall not be inconsistent with the Debt Securities and shall not, as solely determined by Hungary, adversely affect the interests of the holders of Debt Securities.

14                        Whole Agreement

This Agreement contains the whole agreement between the Agent and Hungary relating to the subject matter of this Agreement at the date of this Agreement. This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement. Each party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. In this Section 14 the words “this Agreement” include all documents entered into pursuant to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement and the Fiscal Agent has affixed its corporate seal as of the date first above written.

HUNGARY

/s/ István Töröcskei
Name:	István Töröcskei
Title:	Chief Executive Officer of The Government Debt Management Agency Pte Ltd. of Hungary as attorney for Hungary represented by its Minister for National Economy

CITIBANK, N.A.

/s/ Chris Hobbs, Vice President
Name:	Citibank, N.A.
Title:	Fiscal Agent

Schedule I

PROVISIONS FOR MEETINGS OF THE HOLDERS OF THE SECURITIES OF A SERIES

1                               Definitions

In this Agreement and the Conditions (as defined below), the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by the Agent:

(a)                              certifying that certain specified Securities of a Series (the “deposited Debt Securities”) have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                                          the conclusion of the Meeting; and

(ii)                                       the surrender to the Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Securities of a Series and notification thereof by the Agent to Hungary;

(b)                              certifying that the depositor of each deposited Debt Security or a duly authorized person on its behalf has instructed the Agent that the votes attributable to such deposited Debt Security are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)                               listing the total number and (if in definitive form) the certificate numbers of the deposited Debt Securities, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)                              authorizing a named individual or individuals to vote in respect of the deposited Debt Securities in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Conditions” mean the terms and conditions of the Securities of a Series, substantially in the form attached to the form of Global Debt Security attached as Exhibit I, and as modified from time to time in accordance with their terms, and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof;

“Extraordinary Resolution” means:

(a)                              in relation to any Reserved Matter:

(i)                                          a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding Securities of a Series; or

(ii)                                       a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding Securities of a Series; and

(b)                              in relation to any other matter:

(i)                                          a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding Securities of a Series which are represented at that Meeting; or

(ii)                                       a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding Securities of a Series;

“Meeting” means a meeting of holders of the Securities of a Series (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)                              any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)                              any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)                              for all business other than voting on an Extraordinary Resolution, one tenth;

(b)                              for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)                               for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

(a)                              for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Securities of a Series represented or held by the Voters actually present at the Meeting; and

(b)                              for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal to:

(a)                                      change any date, or the method for determining the date, fixed for payment of principal or interest in respect of the Securities of a Series, to reduce the amount of principal or interest payable on any date in respect of the Securities of a Series or to alter the method of calculating the amount of any payment in respect of the Securities of a Series on redemption or maturity or the date for any such payment;

(b)                                      effect the exchange or substitution of the Securities of a Series for, or the conversion of the Securities of a Series into, shares, bonds or other obligations or securities of Hungary or any other person or body corporate formed or to be formed;

(c)                                       reduce or cancel the principal amount of the Securities of a Series;

(d)                                      vary the currency or place of payment in which any payment in respect of the Securities of a Series is to be made;

(e)                                       amend the status of the Securities of a Series;

(f)                                        amend the obligation of Hungary to pay additional amounts under Condition 2;

(g)                                       amend the Events of Default or the Events of Acceleration set out in Condition 4;

(h)                                      amend the law governing the Securities of a Series, the courts to the jurisdiction to which Hungary has submitted in the Securities of a Series, Hungary’s obligation to maintain an agent for service of process in the United States or Hungary’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Securities of a Series set out in Condition 6 and 7;

(i)                                          modify the provisions contained in this Schedule concerning the quorum required at any Meeting or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

(j)                                         change the definition of “Extraordinary Resolution” or “outstanding” in the conditions of the Securities of a Series and/or in this Schedule.

(k)                                      instruct any holder of the Securities of a Series or committee appointed on behalf of all holders of the Securities of a Series pursuant to paragraph 17 of this Schedule to withdraw, settle or compromise any proceeding or claim being asserted pursuant to Condition 4;

(l)                                          confer upon any committee appointed pursuant to paragraph 17 of this Schedule any powers or discretions which the holder of the Securities of a Series could themselves exercise by Extraordinary Resolution; or

(m)                                  amend this definition;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Debt Security in definitive form who produces such Debt Security in definitive form at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by the Agent and dated in which it is stated:

(a)                              that certain specified Securities of a Series (the “deposited Debt Securities”) have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)                                          the conclusion of the Meeting; and

(ii)                                       the surrender of such certificate to the Agent; and

(b)                              that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Debt Securities;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both of the places where the relevant Meeting is to be held and in each of the places where the Agent has its address, as specified in the text of the Global Debt Securities, (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means two consecutive periods of 24 hours.

2                               Issue of Voting Certificates and Block Voting Instructions

The holder of a Debt Security in a given Series may obtain a Voting Certificate from the Agent or require the Agent to issue a Block Voting Instruction by depositing such Debt Security with the Agent or arranging for such Debt Security to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Debt Securities to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Securities of a Series to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Debt Security.

3                               References To Deposit/Release of Securities of a Series

Where Securities of a Series are represented by the Global Debt Securities or are held in definitive form within a clearing system, references to the deposit, or release, of Securities of a Series shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4                               Validity of Block Voting Instructions

A Block Voting Instruction shall be valid only if it is deposited at the address of the Fiscal Agent, as specified in the Securities of a Series, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarized copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5                               Convening of Meeting

Hungary may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of holders of the Securities of a Series holding not less than one tenth of the aggregate principal amount of the outstanding such Series delivered at the address of the Fiscal Agent, as specified in such Series.

6                               Notice

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the holders of the Securities of a Series and the Agent (with a copy to Hungary). The notice shall set out the full text of any resolutions to be proposed and shall state that the Securities of a Series may be deposited with, or to the order of, the Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7                               Chairman

An individual (who may, but need not, be a holder of the Securities of a Series) nominated in writing by Hungary may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which Hungary may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8                               Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Securities of a Series; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Securities of a Series is represented by one or more Global Debt Securities, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9                               Adjournment for Want of Quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)                              in the case of a Meeting requested by holder of the Securities of a Series, it shall be dissolved; and

(b)                              in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)                                          the Meeting shall be dissolved if Hungary so decides; and

(ii)                                       no Meeting may be adjourned more than once for want of a quorum.

10                        Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11                        Notice Following Adjournment

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)                              10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)                              the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12                        Participation

The following may attend and speak at a Meeting:

(a)                              Voters;

(b)                              representatives of Hungary and the Fiscal Agent;

(c)                               the financial advisers of Hungary;

(d)                              the legal counsel to Hungary and the Fiscal Agent; and

(e)                               any other person approved by the Meeting.

13                        Show of Hands

Except where the proviso to paragraph 8 (Quorum) applies, every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14                        Poll

A demand for a poll shall be valid if it is made by the Chairman, Hungary or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Securities of a Series. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15                        Votes

Every Voter shall have:

(a)                              on a show of hands, one vote; and

(b)                              on a poll, one vote in respect of each U.S. dollars 1,000 in aggregate face amount of the outstanding Securities of a Series represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16                        Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17                        Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)                              to approve any Reserved Matter;

(b)                              to approve any proposal by Hungary for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of Hungary under or in respect of the Securities of a Series;

(c)                               to approve the substitution of any person for Hungary (or any previous substitute) as principal obligor under the Securities of a Series;

(d)                              to waive any breach or authorize any proposed breach by Hungary of its obligations under or in respect of the Securities of a Series or any act or omission which might otherwise constitute an event of default under the Securities of a Series;

(e)                               to authorize the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(f)                                to give any other authorization or approval which is required to be given by Extraordinary Resolution; and

(g)                               to appoint any person or persons (whether holder of the Securities of a Series or not) as a committee or committees to represent the interests of the holder of the Securities of a Series (in any discussions with Hungary or any other creditors of Hungary in connection with any Event of Default, Event of Acceleration, any proposed restructuring of the Securities of a Series or other indebtedness of Hungary or otherwise) and to confer upon a committee or committees (appointed pursuant to this paragraph or Condition 5) any powers or discretions which the holder of the Securities of a Series could themselves exercise by Extraordinary Resolution.

18                        Extraordinary Resolution Binds All Holders

An Extraordinary Resolution shall be binding upon all holders of the Securities of a Series whether or not present at such Meeting and each of the holders of the Securities of a Series shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the holder of the Securities of a Series and the Agent (with a copy to Hungary) within 14 days of the conclusion of the Meeting.

19                        Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20                        Outstanding Securities of a Series

For the purposes of (i) ascertaining the right to attend and vote at any Meeting, and (ii) Conditions 4 and 5, those Debt Securities (if any) which are for the time being held by any person (including but not limited to Hungary) for the benefit of Hungary or by any public body owned or controlled, directly or indirectly, by Hungary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

Exhibit I

FORM OF REGISTERED GLOBAL DEBT SECURITY

THIS DEBT SECURITY IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT (AS DEFINED IN THE ATTACHED CONDITIONS) AND IS REGISTERED IN THE NAME OF CEDE & CO., AS THE NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”). THIS DEBT SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBT SECURITY REGISTERED, AND NO TRANSFER OF THIS DEBT SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE CONDITIONS REFERRED TO WITHIN THIS DEBT SECURITY. THIS DEBT SECURITY REPRESENTS “SECURITIES OF A SERIES” WITHIN THE MEANING OF THE FISCAL AGENCY AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO HUNGARY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HUNGARY
[TITLE OF SECURITIES]

PAYABLE AS TO PRINCIPAL AND INTEREST IN LAWFUL MONEY OF
THE UNITED STATES OF AMERICA

FULLY REGISTERED NOTES

Certificate No. [ ]
[Denomination]

CUSIP No. [•]

COMMON CODE No. [•]

ISIN No. [•]

REGISTERED HOLDER: Cede & Co., or its registered assigns

PRINCIPAL SUM OF [•] [DOLLARS]

HUNGARY, for value received, hereby promises to pay to the registered owner specified above or registered assigns on the [•], 20[•], upon presentation and surrender of this Global Debt Security, the principal sum specified above in lawful money of the United States of America at the office of [•] in London or The City of New York, New York, and to pay interest thereon in like money in the manner provided in the Conditions endorsed hereon from [•], 20[•] or from the most recent interest payment date to which interest has been paid, or duly provided for, such interest to be payable [semi-annually] at the rate of [•]% per annum on the [•] day of [•], and on the [•] day of [•] in each year (each an “Interest Payment Date”) until the principal of this Global Debt Security shall have been paid, the first of such payments of interest to become due and payable on the [•] day of [•], 20[•]. Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a Business Day (as defined in the Fiscal Agency Agreement, dated as of September 17, 2013, between Hungary and Citibank, N.A., as Fiscal Agent and Paying Agent) will be payable on the next succeeding Business Day and no interest shall accrue for the intervening period, provided however that if that next succeeding Business Day falls in the next calendar month, such payment of principal or interest will be payable on the first preceding business day. The interest so payable on any such Interest Payment Date will be paid to the person in whose name this Global Debt Security is registered at the close of business on the fifteenth day (whether or not such day is a Business Day) preceding such Interest Payment Date (each a “Record Date”).

This Global Debt Security is a direct, unconditional, unsecured and general obligation of Hungary. This Global Debt Security ranks and will rank at least equally in right of payment with all other unsecured and unsubordinated payment obligations of Hungary outstanding at the date of issue of this Global Debt Security or issued thereafter, except for such obligations as may be preferred by mandatory provisions of applicable law. This Global Debt Security will be backed by the full faith and credit of Hungary. Hungary will give no preference to one obligation over another on the basis of priority of issue date or currency of payment.

[This Global Debt Security is not redeemable prior to maturity at the option of Hungary or of the registered holders thereof.][If applicable]

This Global Debt Security is subject to the Conditions endorsed on the reverse hereof and shall not be valid or enforceable for any purpose unless authenticated by the manual signature of the Fiscal Agent (as defined in the Fiscal Agency Agreement). This Global Debt Security shall be dated the date of its authentication by the Fiscal Agent.

IN WITNESS WHEREOF, Hungary has caused this Global Debt Security to be duly executed by the facsimile signature of Mr. István Töröcskei and a facsimile of the written, printed or stamped name of Hungary to be hereon imprinted.

On behalf of Hungary

By:
Name: István Töröcskei
Title: Chief Executive Officer of the Government Debt Management Agency Pte Ltd. of the Hungary as attorney for Hungary represented by its Minister for National Economy

FISCAL AGENT’S CERTIFICATE

OF AUTHENTICATION

This is a permanent global debt security evidencing

the Securities of a Series referred to in the aforementioned

Fiscal Agency Agreement.

[•]

By:
AUTHORIZED SIGNATURE
Dated:

THE CONDITIONS WITHIN REFERRED TO

1                               This Global Debt Security is one of the permanent global securities evidencing a duly authorized issue of [•]% Notes due [•] of Hungary (herein called the “Debt Securities”) as executed by the authorized signatory of Hungary, [Mr.] [•] (the “Authorized Signatory”) and is limited in aggregate principal amount to [U.S.$] [•]. The Debt Securities are issued under the Fiscal Agency Agreement dated as of September 17, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Fiscal Agency Agreement”) between Hungary, and Citibank, N.A., as fiscal agent and paying agent (the “Fiscal Agent”, “Agent” or “Registrar”), to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties, limitations of rights, obligations and immunities thereunder of Hungary, the Agent and the holders of the Debt Securities. Notices to the Fiscal Agent can be sent to [[•], Attention: [•]]. The Debt Securities are issuable as fully registered Debt Securities without coupons in denominations of [U.S.]$[•] and integral multiples of [U.S.]$[•] in lawful money of [•]].

Hungary may from time to time, without the consent of the holders of the Debt Securities, create and issue further debt securities having the same terms and conditions as the Debt Securities even if further Debt Securities have original issue discount for U.S. federal income tax purposes and even if doing so may adversely affect the value of the original Debt Securities.  Any additional Debt Securities, together with the Debt Securities, will constitute a single series of Debt Securities under the Fiscal Agency Agreement.

2                               All payments made in respect of this Global Debt Security, including payments of principal and interest, to a holder that is not a resident of Hungary, shall be made by Hungary without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature, imposed or levied by Hungary or by any political subdivision or taxing authority within Hungary (“Taxes”). In the event Hungary is required by law to deduct or withhold any such Taxes from payments, Hungary will pay such additional amounts as may be necessary so that the net amount received is equal to the amount provided for in this Global Debt Security to be paid in the absence of such deduction or withholding. A holder will not be paid any additional amounts, however, if the Tax is:

(i)                                  a Tax that would not have been imposed but for the holder’s present or former connection (or a connection of the holder’s fiduciary, shareholder or other related party) with Hungary, including the holder being or having been a citizen or resident of Hungary or being or having been engaged in a trade or business or present in Hungary or having, or having had, a permanent establishment in Hungary;

(ii)                               imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC on taxation of savings income in the form on interest payments or any other Directive implementing the conclusions of the EU Council of Finance Ministers meeting of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive;

(iii)         imposed because the holder presents a Debt Security for payment more than thirty (30) days after the date on which the payment became due and payable;

(iv)                           an estate, inheritance, gift, sales, transfer or personal property tax, assessment or governmental charge;

(v)                              a tax, assessment or other governmental charge which is payable other than by withholding;

(vi)                           a Tax that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the holder’s nationality, residence or identity (or the nationality, residence or identity of the beneficial owner of this Global Debt Security), if such holder’s compliance is required by the laws of Hungary or of any political subdivision or taxing authority of Hungary to avoid or reduce such tax;

(vii)                        required to be withheld by any paying agent from a payment on this Global Debt Security if such payment can be made without such withholding by another paying agent; or

(viii)                     are imposed as a result of any combination of the items listed above.

Furthermore, no additional amounts shall be paid with respect to any Debt Security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlor with respect to such fiduciary, partner or beneficial owner, as the case may be, would not have been entitled to payment of such additional amounts if they held this Global Debt Security themselves.

3                               As long as any Debt Security remains outstanding, Hungary will not allow any Security Interest to be established on any of Hungary’s or the National Bank of Hungary’s assets or revenues, present or future, in order to secure (i) any Public External Indebtedness of Hungary having an original maturity of at least one year; or (ii) any Public External Indebtedness of the National Bank of Hungary having an original maturity of at least one year and incurred on or prior to December 31, 1998, unless the debt securities are secured equally and rateably to this external indebtedness.

For these purposes:

“External Indebtedness” means any obligation in respect of existing or future Indebtedness denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of Hungary. If at any time the lawful currency of Hungary becomes the Euro, then External Indebtedness shall also include Indebtedness expressed in or payable or optionally payable in Euro, if (i) such Indebtedness was issued after the date on which the Euro became the lawful currency of Hungary, and (ii) more than 50% of the aggregate principal amount of such Indebtedness was initially placed outside Hungary.

“Public External Indebtedness” means External Indebtedness which: (i) is in the form of, or represented by, bonds, notes or other similar securities; and (ii) is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

“Indebtedness” means any indebtedness of any Person (whether incurred as principal or surety) for money borrowed.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

“Security Interest” means any lien, pledge hypothecation, mortgage, security interest, charge or other encumbrance or arrangement which has a similar legal and economic effect, and, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

4                               An “Event of Default” means any of the following:

(i)                                  Hungary fails to pay the principal of or interest on any of the Debt Securities for more than 30 days after payment is due; or

(ii)                               Hungary does not perform any of its other covenants under any of the Debt Securities for more than 60 days after the holder of the Debt Security has given written notice of the breach to Hungary at the Fiscal Agent’s corporate trust office.

An “Event of Acceleration” means any of the following:

(i)                                  any action, condition or any other thing which at any time is required to be taken, fulfilled or done in order: (A) to enable Hungary lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Debt Securities, (B) to ensure that those obligations are legal, valid, binding and enforceable and (C) subject to their official translation into the Hungarian language, to make the Debt Securities admissible in evidence in the courts of Hungary, is not taken, fulfilled or done within 30 days of receipt by Hungary of written notice thereof; or

(ii)                               it becomes illegal for Hungary to perform any of its obligations under the Debt Securities or if these obligations become invalid and not remedied by Hungary within 30 days’ written notice thereof.

If an Event of Default or an Event of Acceleration occurs, all of the Debt Securities may, by written notice addressed and delivered by the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities to Hungary at the office of the Fiscal Agent, be declared to be immediately due and payable, unless prior to such date Hungary shall have remedied the Event of Default or Event of Acceleration for all the Debt Securities.

If the Fiscal Agent receives notice in writing from holders of at least 50% in aggregate principal amount of the outstanding Debt Securities and/or a resolution is passed at a meeting of the holders of the Debt Securities, duly convened and held in accordance with the Fiscal Agency Agreement, to the effect that the Event(s) of Default and/or Event(s) of Acceleration giving rise to a declaration of acceleration made pursuant to the conditions above is or are cured or is or are waived by them following any such declaration and that such holders request the Fiscal Agent to rescind the relevant declaration, the Fiscal Agent shall, by notice in writing to Hungary and the holders, rescind the relevant declaration whereupon it shall be rescinded and shall have no further effect.

Hungary is not obliged to provide investors with periodic evidence that there are no Events of Default and/or Events of Acceleration. Please also note that the Fiscal Agency Agreement does not provide for the holders to be notified of the existence of an Event of Default or an Event of Acceleration or for any right to examine the Debt Securities register.

5                               The Fiscal Agency Agreement contains provisions for convening meetings of holders of the Debt Securities to consider matters relating to the Debt Securities, including, without limitation, the modification of any provision of the terms of the Debt Securities. Any such modification may be made if, having been approved in writing by Hungary, it is sanctioned by an Extraordinary Resolution. Such a meeting may be convened by Hungary and shall be convened by the Fiscal Agent upon the request in writing of holders holding not less than 10% of the aggregate principal amount of the outstanding Debt Securities. The quorum at any meeting of holders convened to vote on an Extraordinary Resolution will be two or more persons holding or representing not less than 50% of the aggregate principal amount of the outstanding Debt Securities or, at any adjourned meeting of holders, two or more persons being or representing holders, whatever the aggregate principal amount of the outstanding Debt Securities held or represented; provided, however, that any proposals relating to a Reserved Matter may only be sanctioned by an Extraordinary Resolution passed at a meeting of holders at which two or more persons holding or representing not less than 75% of the aggregate principal amount of the outstanding Debt Securities or, at any adjourned meeting, 25% of the aggregate principal amount of the outstanding Debt Securities form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the holders of the Debt Securities, whether present or not.

If a resolution is brought in writing, such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders.

For these purposes:

“Extraordinary Resolution” means:

(i)                                  in relation to any Reserved Matter:

(x) a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; or

(y) a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; and

(ii)                               in relation to any other matter:

(x) a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding Debt Securities which are represented at that meeting; or

(y) a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding Debt Securities.

“Reserved Matter” means any proposal to:

(i)                                  change any date, or the method for determining the date, fixed for payment of principal or interest in respect of the Debt Securities, to reduce the amount of principal or interest payable on any date in respect of the Debt Securities or to alter the method of calculating the amount of any payment in respect of the Debt Securities on redemption or maturity or the date for any such payment;

(ii)                               effect the exchange or substitution of the Debt Securities for, or the conversion of the Debt Securities into, shares, bonds or other obligations or securities of Hungary or any other person or body corporate formed or to be formed;

(iii)                            reduce or cancel the principal amount of the Debt Securities;

(iv)                           vary the currency or place of payment in which any payment in respect of the Debt Securities is to be made;

(v)                              amend the status of the Debt Securities;

(vi)                           amend the obligation of Hungary to pay additional amounts under Condition 2;

(vii)                        amend the Events of Default or the Events of Acceleration set out in Condition 4;

(viii)                     amend the law governing the Debt Securities, the courts to the jurisdiction to which Hungary has submitted in the Debt Securities, Hungary’s obligation to maintain an agent for service of process in the United States or Hungary’s waiver of immunity, in respect of actions or proceedings brought by any holder of the Debt Securities set out in Conditions 6 and 7;

(ix)                           modify the provisions contained in Schedule I to the Fiscal Agency Agreement concerning the quorum required at any meeting of holders of the Debt Securities or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

(x)                              change the definition of “Extraordinary Resolution” or “outstanding” in these conditions of the Debt Securities and/or in the Fiscal Agency Agreement;

(xi)                           instruct any holder of the Debt Securities or committee appointed on behalf of all holders of the Debt Securities pursuant to the Fiscal Agency Agreement to withdraw, settle or compromise any proceeding or claim being asserted pursuant to Condition 4;

(xii)                        confer upon any committee appointed pursuant to the Fiscal Agency Agreement any powers or discretions which the holder of the Debt Securities could themselves exercise by Extraordinary Resolution; or

(xiii)                     amend this definition.

The holders of the Debt Securities may, by a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority of at least 50% in aggregate principal amount of the Debt Securities then outstanding, or by notice in writing to the Fiscal Agent signed by or on behalf of the holders of at least 50% in aggregate principal amount of the Debt Securities then outstanding, appoint any persons as a committee to represent the interests of the holders if any of the following events shall have occurred:

(i)                                  an Event of Default or an Event of Acceleration;

(ii)                               any event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in Condition 4 become an Event of Default or an Event of Acceleration; or

(iii)                            any public announcement by Hungary, to the effect that Hungary is seeking or intends to seek a restructuring of the Debt Securities (whether by amendment, exchange offer or otherwise).

Such committee in its discretion may, among other things, (i) engage legal advisers and financial advisers to assist it in representing the interests of the holders of the Debt Securities, (ii) adopt such rules as it considers appropriate regarding its proceedings and (iii) enter into discussions with Hungary and/or other creditors of Hungary. Hungary shall pay any reasonably incurred fees and expenses of any such committee (including, without limitation, the fees and expenses of the committee’s legal advisers and financial advisers, if any) within 30 days of the delivery to Hungary of a reasonably detailed invoice and supporting documentation.

For the purposes of (i) ascertaining the right to attend and vote at any meeting of the holders of the Debt Securities and (ii) Conditions 4 and 5, those Debt Securities (if any) which are for the time being held by any person (including but not limited to Hungary) for the benefit of Hungary or by any public body owned or controlled, directly or indirectly, by Hungary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

6                               As more fully set forth in the Fiscal Agency Agreement, Hungary has appointed the Economic and Trade Commissioner of Hungary in New York, 223 East 52nd Street, New York, New York 10022, as its authorized agent upon which process may be served in any action arising out of or based on the Debt Securities which may be instituted in any Federal or State court in New York, New York by the holder of any Debt Security, and Hungary hereby expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any of the Debt Securities remain outstanding, unless and until a successor shall have been appointed by Hungary as its authorized agent for such purpose and such successor authorized agent shall have accepted such appointment. Notwithstanding the foregoing, any action arising out of or based on the Debt Securities may be instituted by the holder of any Debt Security in any competent court in Hungary. Hungary hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any such action which may be instituted by the holder of any Debt Security in Federal or State court in New York, New York or in any competent court in Hungary. This waiver is intended to be effective upon execution of this Global Debt Security without further act by Hungary before any such court, and introduction of this Global Debt Security into evidence shall be final and conclusive evidence of such waiver. Such waiver constitutes only a limited and specific waiver for the purposes of the Debt Securities and under no circumstances shall it be interpreted as a general waiver by Hungary or a waiver with respect to proceedings unrelated to the Debt Securities. Neither such appointment nor such waiver shall be interpreted to include the waiver of any immunity with respect to: (i) actions brought against Hungary under U.S. State or Federal securities laws; (ii) present or future “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iii) “Consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in Hungary or elsewhere; (v) military property or military assets or property or assets of Hungary related thereto; or (vi) any non-transferable national assets and national assets with priority importance as defined in or in accordance with applicable Hungarian laws.

7                               This Global Debt Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State, except with respect to its authorization and execution by Hungary, which shall be governed by the laws of Hungary.

8                               Except as set forth in this Condition 8, the Debt Securities are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof, and

(i)                                  no Global Debt Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees; and

(ii)                               no Global Debt Security may be exchanged for any Debt Security other than another Global Debt Security.

Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Debt Security, a Global Debt Security may be transferred to, or exchanged for registered Debt Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if:

(i)                                  DTC or each of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (a) notifies Hungary that it is unwilling or unable to continue as depository for such Global Debt Security or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depository is not appointed by Hungary within 90 days after receiving such notice from Euroclear, Clearstream or DTC or on becoming aware that DTC is no longer so registered;

(ii)                               Hungary, in its sole discretion, instructs the Fiscal Agent in writing that a Global Debt Security shall be so transferable and exchangeable; or

(iii)                            there shall have occurred and be continuing an Event of Default and/or Event of Acceleration with respect to the Debt Securities evidenced by this Global Debt Security.

Registered Debt Securities issued in exchange for this Global Debt Security will be registered in such names, and issued in such denominations (of $1,000 and integral multiples thereof), as an authorized representative of DTC shall request.

9                               Hungary will maintain for the Debt Securities (i) a Paying Agent and Registrar in the City of London, England or The City and State of New York, and (ii) if the Debt Securities are issued in definitive form, a transfer agent and paying agent in The City and State of New York. Hungary will cause the Registrar to maintain a register in which shall be entered the names and addresses of the holders of the Debt Securities of this issue and the particulars of the Debt Securities held by them respectively and in which, subject to Condition 8 above, transfers of the Debt Securities shall be registered. Such Paying Agent and Registrar in England shall be Citibank, N.A., unless and until Hungary appoints a different Paying Agent or Registrar (if applicable) in the same city. Hungary will appoint a transfer agent and paying agent as or when required in The City and State of New York. The holders of the Debt Securities may serve notices and demands with respect to the Debt Securities at the office of any Paying Agent and Registrar maintained pursuant to this Condition. In addition, all notices of Hungary will be published in a daily newspaper of general circulation in London for so long as the Debt Securities are listed on the London Stock Exchange and the rules of the London Stock Exchange so require. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

10                        Subject to Condition 8 above, this Global Debt Security is transferable upon presentation for such purpose at the office of the Registrar referred to in Condition 9, accompanied by a written instrument of transfer in form approved by Hungary executed by the registered holder hereof or by his duly authorized attorney, whereupon this Global Debt Security will be canceled and one or more Debt Securities of this issue for an equal aggregate principal amount will be delivered to the transferee.

11                        Subject to Condition 8 above, Debt Securities of this issue upon presentation for such purpose at the office of the Registrar referred to in Condition 9, accompanied by a written instrument of transfer in form approved by Hungary executed by the registered holder or by his duly authorized attorney, may be exchanged for an equal aggregate principal amount of other fully registered Debt Securities of this issue in other authorized denominations.

12                       Subject to Condition 8 above, Hungary will make transfers and exchanges of Debt Securities of this issue as aforesaid upon compliance by the holders of the Debt Securities with such reasonable regulations as may be prescribed by Hungary, and Hungary shall not be entitled to make any charge in respect to transfers and exchanges of Debt Securities of this issue, other than in respect of transfer taxes, if any. Each Debt Security issued upon any such transfer or exchange shall be dated the date of its authentication by the Fiscal Agent.

13                        Interest on the Debt Securities of this issue shall be computed on the basis of a 360-day year of twelve 30-day months. Unless other arrangements are made, payments of interest on this Global Debt Security will be made by check drawn on a bank or trust company in The City and State of New York payable to the order of the registered holder, or, in the case of joint holders, to the order of all such joint holders or to such person as the joint holders may request in writing, provided that payment of principal will be made only upon prior presentation and surrender of this Global Debt Security at the office of a Paying Agent of Hungary referred to in Condition 9. Such check shall be mailed to the address of the registered holder as such address shall appear on the register maintained by the Registrar pursuant to Condition 9 hereof, or, in the case of joint holders, to such registered address of that joint holder who is first named in the register as one of such joint holders or to such address specified in the aforementioned request of such joint holders. The registered holder hereof or his legal personal representatives will be regarded as exclusively entitled to the principal moneys hereby secured, and in the case of joint registered holders of this Global Debt Security the said principal monies shall be deemed to be owing to them on joint account. Any holder of Debt Securities, the aggregate principal amount of which equals or exceeds U.S. $1,000,000, may, by written notice to the Paying Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Debt Securities by wire transfer in same-day funds to a bank account maintained by such holder in the United States.

14                        Claims for payment of the principal amount of this Debt Security shall become void 10 years after such principal amount became due and payable. Claims for payment of interest on this Debt Security shall become void five years after relevant interest payment date on which the interest became due and payable.

15                        In case any Debt Security shall at any time become mutilated or destroyed or stolen or lost, and such Debt Security, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar referred to in Condition 9 above, a new Debt Security of like tenor and date will be issued by Hungary in exchange for the Debt Security so mutilated, or in lieu of the Debt Security so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Debt Security, only upon receipt of evidence satisfactory to Hungary that such Debt Security was destroyed or stolen or lost, and, upon receipt also of indemnity satisfactory to Hungary. Mutilated Debt Securities must be surrendered before replacement therefore will be issued. Application for replacement may be made only by the registered holder thereof and shall be made at the office of the Fiscal Agent specified in Condition 1.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debt Security shall be borne by the owner of the Debt Security mutilated, destroyed, stolen or lost.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common	UNIF GIFT MIN ACT-___________	Custodian [•]_________
	(Cust)	(Minor)

TEN ENT-as tenants by the entireties	Under Uniform Gifts to Minors Act __________________
(State)

JT TEN-as joint tenants with right of survivorship and not as tenants in common.

Additional abbreviations may also be used though not in the above list.

TRANSFERS

For Value Received the undersigned hereby sells, assigns and transfers unto

[name and address including zip code and social security number or other identifying number of assignee] the within Debt Security, hereby irrevocably constituting and appointing

Attorney to transfer the Debt Security on the register kept at the office of the Registrar of Hungary for such purpose in the Borough of Manhattan, The City of New York and State of New York, United States of America or London, with full power of substitution

dated this	day of	,	.

By:
Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debt Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.